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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             ----------------------

                         VIASOURCE COMMUNICATIONS, INC.
             (Exact name of Registrant as specified in its charter)

             NEW JERSEY                                13-4053502
(State of incorporation or organization) (I.R.S. Employer Identification Number)

                     200 EAST BROWARD BOULEVARD, SUITE 2100
                         FORT LAUDERDALE, FLORIDA 33301
               (Address of principal executive offices) (Zip Code)

         IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO SECTION 12(b) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(c), CHECK THE FOLLOWING BOX. [ ]

         IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO SECTION 12(g) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(d), CHECK THE FOLLOWING BOX. [X]

  SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
                                    333-38476

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

  Title of each class to be registered       Name of each exchange on which each
                                                   class is to be registered

            Not Applicable                              Not Applicable

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                      Common Stock, no par value per share


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Common Stock, no par value per share, of Viasource Communications, Inc. will be contained in a prospectus, constituting part of the Viasource's Registration Statement on Form S-1 (File No. 333-38476) relating to the Common Stock, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The description of the Common Stock contained in the prospectus is hereby incorporated by reference into this Form 8-A.

ITEM 2. EXHIBITS.

Exhibit
Number     Description
------     -----------

3.1        Amended and Restated Certificate of Incorporation of Viasource*

3.2        By-Laws of Viasource*

4.1        Specimen Certificate of Viasource Common Stock*

4.2        Amended and Restated Stockholders Agreement dated as of June 1, 2000*

* Denotes document filed or to be filed as an exhibit to Viasource's Registration Statement on Form S-1 (File No. 333-38476) and incorporated herein by reference.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         Viasource Communications, Inc.

                                         By: /s/ John M. Pientka
                                            ------------------------------------
                                         Name:  John M. Pientka
                                         Title: Chief Operating Officer



Date:    August 14, 2000